                                                              EXHIBIT 9(a)(5)(i)

                                AMENDMENT NO. 1

                     TRANSFER AGENCY AND SERVICE AGREEMENT


         The Transfer Agency and Service Agreement (the "Agreement"), dated November 1, 1994, by and between AIM International Funds, Inc., a Maryland corporation and A I M Fund Services, Inc., a Delaware corporation, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 1 of the Fee Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:

" 1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

                                                              Per Account Fee
         Fund Type                                              Annualized
         ---------                                              ----------
         Class A Annual/Semi-Annual Dividends                     $15.15
         Class A Quarterly & Monthly Dividend                      17.15
         Class A Daily Accrual                                     19.65
         Class B                                                   19.65
         Class C                                                   19.65"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: August 2, 1997

                                        AIM INTERNATIONAL FUNDS, INC.


Attest:                                 By:
        ------------------------------      -----------------------------------
                 Assistant Secretary            Robert H. Graham
                                                President
(SEAL)


                                        A I M FUND SERVICES, INC.


Attest:                                 By:
        ------------------------------      -----------------------------------
                 Assistant Secretary            John Caldwell
                                                President

(SEAL)